EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-69951) of AnswerThink Consulting Group, Inc. ("AnswerThink") of our report dated February 1, 1999, except for Note 15, as to which the date is February 26, 1999, on our audit of the consolidated financial statements of AnswerThink, which is included in AnswerThink's Form 10-K (File No. 0-24343).

PricewaterhouseCoopers LLP
Miami, Florida
March 31, 1999